                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[_]Preliminary Proxy Statement               Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               Symmetricom, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

   Notes:

                               SYMMETRICOM, INC.
                              2300 ORCHARD PARKWAY
                            SAN JOSE, CA 95131-1017

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 23, 2000

   The Annual Meeting of Shareholders of Symmetricom, Inc., a California corporation (the "Company"), will be held on Monday, October 23, 2000 at 10:00 a.m. at the offices of the Company, at 2300 Orchard Parkway, San Jose, California 95131-1017.

   At the meeting, shareholders will consider and vote upon the following proposals:

  1. To elect nominees for the Board of Directors of the Company;

  2. To amend the Company's Bylaws to increase the size of the Board of Directors to a minimum of five and a maximum of eight members;

  3. To amend the Company's Articles of Incorporation to increase the number of authorized shares from 32,000,000 to 150,000,000;

  4. To amend the Company's 1999 Employee Stock Option Plan to increase the number of shares reserved for issuance from 900,000 to 2,900,000 and to reserve 2,000,000 shares of the Company's Common Stock for issuance thereunder;

  5. To amend Section 4(a)(iii) of the Company's 1999 Director Stock Option
     Plan;

  6. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year; and

  7. To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

   The Board of Directors has fixed the close of business on September 5, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Accordingly, only shareholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

   A Proxy Statement which contains information with respect to the matters to be voted upon at the meeting and a Proxy card and return envelope are furnished herewith. Management urges each shareholder to carefully read the Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ WILLIAM SLATER

                                          William Slater
                                          Secretary

San Jose, California
Dated: September 26, 2000


 IT IS DESIRABLE THAT AS MANY OF THE SHAREHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. REGARDLESS OF WHETHER YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED IN THE EVENT YOU ARE UNABLE TO ATTEND. SIGNING A PROXY AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                               SYMMETRICOM, INC.
                              2300 ORCHARD PARKWAY
                            SAN JOSE, CA 95131-1017

                                PROXY STATEMENT

                                    GENERAL

DATE, TIME AND PLACE

   This Proxy Statement (the "Proxy") is furnished to the shareholders of Symmetricom, Inc., a California corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. on Monday, October 23, 2000, at the principal executive offices of the Company at the address set forth above, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed Proxy card will be sent to such shareholders on or about September 25, 2000.

PURPOSES OF THE ANNUAL MEETING

   The Purposes of the Annual Meeting are to (1) elect nominees for the Board of Directors of the Company, (2) amend the Company's Bylaws to increase the size of the Board of Directors to a minimum of five and a maximum of eight members, (3) amend the Company's Articles of Incorporation to increase the number of authorized shares from 32,000,000 to 150,000,000, (4) amend the Company's 1999 Employee Stock Option Plan to increase the number of shares reserved for issuance from 900,000 to 2,900,000 and to reserve 2,000,000 shares of the Company's Common Stock for issuance thereunder, (5) amend Section 4(a)(iii) of the Company's 1999 Director Stock Option Plan, (6) ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year and (7) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

PROXY/VOTING INSTRUCTION CARDS AND REVOCABILITY OF PROXIES

   When the Proxy in the enclosed form is returned, properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions given by the shareholder. If no instructions are given, the returned Proxy will be voted in favor of the election of the nominees named herein as directors and in favor of each of the other proposals. Any shareholder, including a shareholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at the corporate offices at 2300 Orchard Parkway, San Jose, California 95131-1017, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

RECORD DATE AND SHARE OWNERSHIP

   Shareholders of record at the close of business on September 5, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 23,306,217 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by 5% shareholders, see "Other Information--Share Ownership by Principal Shareholders and Management."

VOTING AND SOLICITATION; QUORUM

   Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of candidates to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. The Company will cumulate votes in the event that additional persons are nominated at the Annual Meeting for election as directors.

   On matters other than the election of directors, each share has one vote. Votes against any such proposal will be counted for determining the presence or absence of a quorum and will also be counted as having been voted with respect to the proposal for purposes of determining whether the requisite majority of voting shares has been obtained, but will be treated as votes against the proposal.

   An automated system administered by the Company's transfer agent tabulates the proxies received prior to the date of the Annual Meeting. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal.

   A majority of the outstanding shares constitutes the quorum required to transact business at the Annual Meeting.

   The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

   Any proposal to be presented at the Company's next Annual Meeting of Shareholders must be received at the Company's principal office no later than May 28, 2001 in order to be considered for inclusion in the Company's proxy materials for such meeting. Any such proposals must be submitted in writing and addressed to the attention of the Company's Corporate Secretary at 2300 Orchard Parkway, San Jose, California 95131-1017.

                                PROPOSAL NO. ONE

                             ELECTION OF DIRECTORS

NOMINEES

   The Bylaws of the Company presently provide for a Board of four to seven directors, and the number of directors is presently fixed at seven. William D. Rasdal, currently serving as a member of the Board has declined nomination for reelection for the 2001 fiscal year. Mr. Rasdal will continue to serve on the Board until his term expires in October, 2000, upon which a new nominee shall be designated by the Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below, all of whom are presently directors of the Company. In addition, if the shareholders approve Proposal No. Two, increasing the size of the Board of Directors to five to eight, then the Board will fix the number of directors at 7. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until his successor has been elected and qualified.

   The names of the nominees, and certain information about them, are set forth below:

                                  Director
             Name             Age  Since    Principal Occupation or Employment
             ----             --- --------  ----------------------------------
 Nominees
 Richard W. Oliver(1)........  54   1997   Chairman of the Board of the
                                            Company; Chief Executive Officer of
                                            American Graduate School of
                                            Management and Professor of
                                            Management, Vanderbilt University

 Thomas W. Steipp(1).........  51   1998   Chief Executive Officer of the
                                            Company

 Robert T. Clarkson(1)(3)....  46   2000   Chief Operating Officer of
                                            marchFIRST

 Robert M. Neumeister(2)(3)..  50   1998   Chief Financial Officer of Aerie
                                            Networks

 Krish A. Prabhu(3)..........  46   1998   Chief Operating Officer of Alcatel
                                            Telecom, a division of Alcatel;
                                            President and Chief Executive
                                            Officer of Alcatel USA, a division
                                            of Alcatel

 Richard N. Snyder(2)........  55   1999   President and Chief Executive
                                            Officer of Corum Cove Consulting

--------
(1) Member of the Nominating and Governance Committee.

(2) Member of the Audit Committee.

(3) Member of the Stock Option and Compensation Committee.

   Mr. Oliver has been Chairman of the Board of the Company since June 1998, and has been Chief Executive Officer of American Graduate School of Management since June, 2000 and a Professor of Management at the Owen Graduate School of Management, Vanderbilt University, since September 1992. From 1977 to September 1992, Mr. Oliver served in various marketing and corporate positions, including as Vice President of Business and Residential Services, Vice President of Corporate Marketing and special assistant to the Chairman and Chief Executive Officer for Northern Telecom Limited, a telecommunications Company ("Northern Telecom"). Mr. Oliver is also a director of Applied Innovation, Inc., a manufacturer of data communication equipment in the telephone industry, as well as several private companies.

   Mr. Steipp has served as Chief Executive Officer of the Company since October 1999. Mr. Steipp served as Chief Executive Officer and Chief Financial Officer of the Company from December 1998 to October 1999. Mr. Steipp served as President and Chief Operating Officer, Telecom Solutions, a division of the Company, from March 1998 to December 1998. Prior to joining the Company, from February 1996 to February 1998,

Mr. Steipp served as Vice President and General Manager of Broadband Data Networks, a division of Scientific-Atlanta. From January 1979 to January 1996, Mr. Steipp held various management positions in operations and marketing with Hewlett-Packard. Mr. Steipp served as General Manager of the Federal Computer Division from January 1991 to January 1996 and Manager of Federal Sales & Marketing from August 1990 to January 1991. From January 1989 to August 1990, Mr. Steipp was Manager, Systems Integration Operations.

   Mr. Clarkson has served as Chief Operating Officer of MarchFIRST, a professional services company since March 2000. From December 1998 to February 2000, Mr. Clarkson served in various positions with US Web/CKS, a professional services company, the most recent being Chief Operating Officer. From February 1997 to December 1998, Mr. Clarkson served as Executive Vice President with CKS Group, a predecessor of US Web/CKS and MarchFIRST. For the fourteen years prior to joining CKS Group, Mr. Clarkson practiced law as an associate and partner at Wilson Sonsini Goodrich and Rosati.

   Mr. Neumeister has served as Chief Financial Officer of Aerie Networks, a communications company, since January 2000. From December 1998 to December 1999, Mr. Neumeister served as Vice President, Finance and Director of Finance of Intel Corporation, a semiconductor manufacture. From September 1995 to November 1998, Mr. Neumeister served as Chief Financial Officer of Sprint PCS, a telecommunications company. Mr. Neumeister served in various positions with Northern Telecom. Between 1991 and 1995, Mr. Neumeister served as Vice President of Finance and Information Services for Northern Telecom-- Canada/Latin America, a division of Northern Telecom, Senior Vice President and Chief Financial Officer of Motorola Nortel Communications Co., a joint venture between Northern Telecom and Motorola, and Vice President of Finance--Americas, Vice President Finance--Broadband Networks, Customer Network Solutions and Vice President Finance, all with Northern Telecom.

   Mr. Prabhu has served as Chief Operating Officer and Executive Vice President of Alcatel Telecom, a division of Alcatel, a telecommunications company, since August 1999 and March 1997, respectively, and as President and Chief Executive Officer of Alcatel USA, a division of Alcatel, since 1997. Mr. Prabhu joined Alcatel in 1991 when Rockwell International ("Rockwell"), where Mr. Prabhu had served since 1984, was acquired by Alcatel. After Alcatel's acquisition of Rockwell, Mr. Prabhu served as Vice President of Business Development and Chief Technical Officer of Alcatel Network Systems, a division of Alcatel, from 1994 to 1995. Mr. Prabhu also served Alcatel Telecom in Belgium as President of the Broadband Products Division from 1995 to 1997. Prior to Alcatel, Mr. Prabhu served as a member of the technical staff at AT&T Bell Laboratories.

   Mr. Snyder has served as President and Chief Executive Officer of Corum Cove Consulting LLC, a consulting company which provides assistance to early stage technology companies, since August 1997. From February 1996 to August 1997, Mr. Snyder served as Senior Vice President of Worldwide Sales, Marketing, Service and Support at Compaq Computer Corporation. From February 1995 to February 1996, Mr. Snyder served as Senior Vice President of Dell Computer Corporation. Between September 1992 and February 1995, Mr. Snyder served as Group General Manager for Hewlett- Packard Company. Mr. Snyder is also a director of VTEL Corporation, a manufacturer of multimedia digital visual communications systems, as well as several private companies.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

   With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder has the number of votes equal to the number of shares held multiplied by the number of directors to be elected. Each shareholder may give all such votes to one candidate or distribute such shareholder's votes among the candidates as the shareholder chooses. However, the right to cumulate votes may not be exercised until the candidate or candidates have been nominated and a shareholder has given notice at the Annual Meeting of the shareholder's intention to vote cumulatively. If any shareholder present at the Annual Meeting gives such notice, all shareholders may cumulate their votes. The candidates receiving the highest number of votes of shares entitled to vote for them, up to the number of directors to be elected, shall be elected. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

   The Board of Directors has a Nominating and Governance Committee, an Audit Committee and a Stock Option and Compensation Committee. The Nominating and Governance Committee assists the Board as a whole in meeting its responsibility to represent shareholder interest in building long-term value, to consider and review all candidates for service on the Board, to consider and recommend director compensation and to institute a process to formally evaluate the Board as a whole and the CEO. The Audit Committee monitors the performance of the independent auditors, recommends their engagement or dismissal to the Board of Directors and monitors the Company's internal financial and accounting organization and financial reporting. The Stock Option and Compensation Committee recommends executive compensation arrangements for action by the Board as a whole, and administers the Company's stock option plans. During the 2000 fiscal year, the Nominating and Governance Committee held one meeting, the Audit Committee held three meetings and the Stock Option and Compensation Committee held six meetings.

   During the 2000 fiscal year, there were nine meetings of the Board of Directors. Each of the Company's present directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings of committees of the Board of Directors on which such person served during the 2000 fiscal year except Richard N. Snyder who attended 67% of the audit committee meetings and Robert M. Neumeister who attended 67% of the Stock Option and Compensation Committee meetings.

DIRECTOR COMPENSATION

   Under the terms of the 1999 Director Stock Option Plan, each non-employee director automatically receives a nonstatutory stock option to purchase 10,000 shares of the Company's Common Stock (i) on the date on which such person first becomes an outside director and (ii) on January 1 of each year, if on such date, such person shall have served on the Board of Directors for at least six months. In addition, if the shareholders approve Proposal No. Five, amending
Section 4(a)(iii) of the 1999 Director Stock Option Plan, on January 1 of each year each outside director will automatically receive either a nonstatutory stock option to purchase 10,000 shares of the Company's Common Stock or a pro rata share of the 10,000 shares based on the time period between the Director's start date and January 1 as a percentage of twelve months. The non-employee Chairman of the Board is paid $15,000 per quarter and $500 for each teleconference Board meeting attended. Non-employee directors of the Company are paid $2,500 for each Board meeting attended in person, $500 for each teleconference Board meeting attended, and $250 for each Committee meeting attended, unless such Committee meets on the same day as an in-person Board meeting, in which case no additional payment is made for the Committee meeting. The Company also reimburses its directors for certain expenses incurred by them in their capacity as directors or in connection with attendance at Board meetings.

   The Company sponsors a deferred compensation plan under which non-employee directors may elect to defer a portion of their current compensation on a pre-tax basis, and to have such deferred compensation and any accrued earnings distributed to them at a future date. The Company may also make discretionary contributions to the accounts of one or more of the plan's participants. To date, the Company has not made such discretionary contributions.

                                PROPOSAL NO. TWO

      APPROVAL OF AMENDMENT TO COMPANY'S BYLAWS INCREASING THE SIZE OF THE BOARD OF DIRECTORS TO A MINIMUM OF FIVE AND A MAXIMUM OF EIGHT MEMBERS

   Article III, Section 2 of the Company's Bylaws currently provides that the number of directors shall be not less than a minimum of four nor more than a maximum of seven. The Bylaws further provide that, subject to amendment from time to time by the Board, the number of directors of the Company is presently fixed at seven.

TEXT OF PROPOSED AMENDMENT TO BYLAWS

   If Proposal No. Two is approved by the shareholders, Article III, Section 2 of the Company's Bylaws will be amended in its entirety to read as follows:

   "Section 2. NUMBER OF DIRECTORS.

   (a) The number of directors shall be not less than a minimum of five nor more than a maximum of eight. After adoption or amendment of this bylaw by the shareholders, the exact number of directors shall be fixed, within the limits specified in this bylaw, by the following bylaw which may be amended from time to time by the Board of Directors. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

   (b) The number of directors of the corporation shall be presently set at 7."

DISCUSSION

   The Board has deemed the foregoing increase to be in the best interest of the Company because it believes that the presence on the Board of additional talented individuals with industry expertise will help the Company to meet the challenges it faces in an increasingly competitive market. Future additions to the seven directors presently serving the Board will bring further experience and insight to the Board. The Board intends to elect a new nominee to the Board during fiscal year 2001 pursuant to William D. Rasdal leaving the Board.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

   The affirmative vote of a majority of the outstanding shares of the Company's Common Stock, represented in person or by proxy, at the Annual Meeting will be required to approve the amendment of the Bylaws to increase the size of the Board of Directors. As a result, both abstentions and broker non-votes will have the effect of votes against the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                               PROPOSAL NO. THREE

        APPROVAL OF AMENDMENT TO COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 32,000,000 TO 150,000,000

   The Company's Articles of Incorporation (the "Articles") currently provides that the Company is authorized to issue 32,000,000 shares of Common Stock. On August 4, 2000, the Board of Directors approved an amendment to the Articles, subject to shareholder approval, to increase the authorized number of shares of Common Stock from 32,000,000 to 150,000,000 (the "Amended Articles").

   The additional Common Stock to be authorized by adoption of the Amended Articles would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed Amended Articles would not affect the rights of the holders of currently outstanding Common Stock of the Company, except to the extent additional shares are actually issued. If the Amended Articles is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Articles with the Secretary of State of the State of California.

   On July 27, 2000, the Company declared a three-for-two forward stock split in the form of a stock dividend for shareholders of record on August 7, 2000. On August 18, 2000, approximately 23,058,665 shares of Common Stock were outstanding, and approximately 1,240,636 shares of Common Stock were reserved for options, warrants, employee option plans and other convertible securities. This leaves the Company with approximately 7,700,699 shares available for other corporate purposes.

PURPOSE AND EFFECT OF THE AMENDMENT

   The principal purpose of the Amended Articles is to provide the Company with the flexibility to issue Common Stock for proper corporate purposes, which may be identified in the future, such as to effect stock splits in the form of stock dividends, make acquisitions through the use of stock, adopt additional stock incentives or reserve additional shares for issuance under such additional plans or current plans, and raise capital. Other than in connection with the exercise of stock options pursuant to the 1990 and 1999 Employee Stock Purchase Plans and 1990 and 1999 Director Stock Option Plan, the Board has not authorized or taken any action with respect to the issuance of, and has no present agreement, arrangement or intention to issue any of the additional shares for which approval is sought.

   Under California law, the Board of Directors may only split the Company's stock by means of a stock dividend without shareholder approval if there are a sufficient number of authorized shares available. If this proposal is not approved, the Board would be unable to declare any significant stock dividends in the future. The Board has approved one 50% stock dividend since the last annual shareholders meeting and may distribute stock dividends in the future. The Board but has no present intention of approving a stock dividend and its decision to do so, if ever, will be based upon market and other factors deemed relevant by the Board.

   The increased reserve of shares available for issuance may be used for new incentive plans. The Company may adopt new incentive plans for grants to its employees, consultants and directors. Such incentive plans may be used in connection with potential acquisitions as the Company grants options to the employees of the acquired companies. The increase may also be used to reserve additional shares under the Company's existing incentive plans.

   The flexibility of the Board to issue additional shares of stock could enhance the Board's ability to negotiate on behalf of the stockholders in a takeover situation. Although it is not the purpose of the Amended Articles, the authorized but unissued shares of Common Stock also could be used by the Board to discourage, delay or make more difficult a change in the control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the Board in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. The Board is not aware of any pending or proposed effort to acquire control of the Company.

   The availability of additional shares of Common Stock is particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking shareholder approval in connection with the contemplated action. If the Amended Articles is approved by the shareholders, the Board does not intend to solicit further shareholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or rules. For example, under NASDAQ rules, shareholder approval is required for any issuance of 20% or more of the Company's outstanding shares in connection with acquisitions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

   The affirmative vote of a majority of the outstanding shares of the Company's Common Stock, represented in person or by proxy, at the Annual Meeting will be required to approve the amendment to the Articles of Incorporation. As a result, both abstentions and broker non-votes will have the effect of votes against the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                               PROPOSAL NO. FOUR

       APPROVAL OF AMENDMENT TO COMPANY'S 1999 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE FROM 900,000 TO
    2,900,000 AND TO RESERVE 2,000,000 SHARES OF THE COMPANY'S COMMON STOCK
                            FOR ISSUANCE THEREUNDER

   The Company's Board and shareholders have previously adopted and approved the Company's 1999 Employee Stock Option Plan (the "Employee Plan"). A total of 900,000 shares of Common Stock are presently reserved for issuance under the Employee Plan. On August 4, 2000, the Board approved an amendment to the Employee Plan, subject to shareholder approval, to increase the shares reserved for issuance by 2,000,000, bringing the total number of shares issuable under the Employee Plan to 2,900,000.

   On July 27, 2000, the Company declared a three-for-two forward stock split in the form of a stock dividend for shareholders of record on August 7, 2000. On August 18, 2000, approximately 395,000 shares were available for future issuance under the Employee Plan.

PURPOSE AND EFFECT OF AMENDMENT

   The Company proposes to increase the number of shares reserved for issuance under the Employee Plan from 900,000 to 2,900,000 and to reserve 2,000,000 shares of the Company's Common Stock for issuance thereunder. At the Annual Meeting, the shareholders are being requested to consider and approve this amendment to the Employee Plan.

   The Board believes that the Employee Plan has been and will continue to be an integral component of the Company's efforts to recruit employees, assist in employee retention and provide employees with an incentive to exert maximum effort for the success of the Company by aligning their interests with those of the Company's shareholders. As of August 18, approximately 113 or 27% of the Company's eligible employees were participating in the Employee Plan.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

   The affirmative vote of a majority of the outstanding shares of the Company's Common Stock, represented in person or by proxy, at the Annual Meeting will be required to approve the amendment to the 1999 Employee Stock Option Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                               PROPOSAL NO. FIVE

       APPROVAL OF AMENDMENT TO COMPANY'S 1999 DIRECTOR STOCK OPTION PLAN

   The Company's Board and shareholders have previously adopted and approved the Company's 1999 Director Stock Option Plan (the "Director Plan"). Section 4(a)(iii) of the Director Plan currently provides that on January 1 of each year each outside Director shall be automatically granted an Option to purchase 10,000 shares provided he or she is then an Outside Director if, as of such date, he or she shall have served on the Board for at least the preceding six
(6) months.

TEXT OF PROPOSED AMENDMENT TO DIRECTOR PLAN

   If Proposal No. Five is approved by the shareholders, Section 4(a)(iii) of the Company's Director Plan will be amended in its entirety to read as follows:

   "(iii) On January 1 of each year, each Outside Director shall be automatically granted an Option (a "Subsequent Option") to purchase 10,000 Shares or a pro rata share of the 10,000 Shares based on the time period between the Director's start date and January 1 as a percentage of twelve months, provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months."

DISCUSSION

   The Board has deemed the foregoing amendment to be in the best interests of the Company because it will provide outside talented individuals with increased incentives to help the Company thrive in a competitive market.

REQUIRED VOTE; RECOMMENDATION OF BOARD OF DIRECTORS VOTE REQUIRED

   The affirmative vote of a majority of the outstanding shares of the Company's Common Stock, represented in person or by proxy, at the Annual Meeting will be required to approve the amendment of the 1999 Director Stock Option Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                PROPOSAL NO. SIX

                         RATIFICATION OF APPOINTMENT OF
                      INDEPENDENT AUDITORS OF THE COMPANY

   Deloitte & Touche LLP, Certified Public Accountants, have been the independent auditors for the Company since 1976 and, upon recommendation of the Audit Committee, their reappointment as independent auditors for the 2001 fiscal year has been approved by the Board of Directors, subject to ratification by the shareholders.

   The Company has been advised by Deloitte & Touche LLP that neither it nor any of its members has had any relationship with the Company or any of its affiliates during the past three years other than as independent auditors. The Company has been advised that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

   Although not required to be submitted for shareholder approval, the Board of Directors has conditioned its appointment of its independent auditors upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event the shareholders do not approve the selection of Deloitte & Touche LLP, the appointment of independent auditors will be reconsidered by the Board of Directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                               OTHER INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's officers and directors and persons, who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

   Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% shareholders were complied with.

SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

   The following table sets forth the beneficial ownership of Common Stock of the Company as of July 31, 2000 by:

  . all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock,

  . each of the officers named in the Summary Compensation Table (the "Named Executive Officers"),

  .  each director and

  .  all directors and executive officers as a group.

   A total of 22,938,926 shares of the Company's Common Stock were issued and outstanding as of July 31, 2000. All share numbers have been adjusted to reflect a three-for-two forward stock dividend effected as of August 18, 2000.

                                                         Shares    Approximate
                                                      Beneficially   Percent
Name and Address                                         Owned        Owned
----------------                                      ------------ -----------
Dimensional Fund Advisors Inc.(1)....................  1,637,400      7.14
 1055 Washington Blvd.
 Stamford, CT 06901
William D. Rasdal(2).................................    769,933       3.3
Thomas W. Steipp(3)..................................    243,720       1.1
Frederick B. Stroupe(4)..............................    100,692         *
Dale A. Pelletier(5).................................     98,042         *
Murli M. Thirumale(6)................................     68,625         *
Richard W. Oliver(7).................................     60,000         *
Robert T. Clarkson...................................     15,000         *
Robert M. Neumeister(8)..............................      5,250         *
Krish A. Prabhu(9)...................................      3,750         *
Richard N. Snyder(10)................................      3,750         *
Anthony Haddrell(11).................................      2,735         *
Maurice Austin(12)...................................      2,625         *
All directors and executive officers as a group (11
 persons)(13)........................................  1,371,387       5.8

--------
  * Less than one percent (1%)
 (1) Based on information received from Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional, an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies and investment vehicles own 1,637,400 shares, and Dimensional disclaims beneficial ownership of such securities.

 (2) Includes 161,251 shares subject to options exercisable within 60 days of July 31, 2000.

 (3) Includes 225,003 shares subject to options exercisable within 60 days of July 31, 2000.

 (4) Includes 99,567 shares subject to options exercisable within 60 days of July 31, 2000.

 (5) Includes 74,273 shares subject to options exercisable within 60 days of July 31, 2000.

 (6) Includes 67,500 shares subject to options exercisable within 60 days of July 31, 2000.

 (7) Includes 60,000 shares subject to options exercisable within 60 days of July 31, 2000.

 (8) Includes 3,750 shares subject to options exercisable within 60 days of July 31, 2000.

 (9) Includes 3,750 shares subject to options exercisable within 60 days of July 31, 2000.

(10) Includes 3,750 shares subject to options exercisable within 60 days of July 31, 2000.

(11) Mr. Haddrell resigned in April 2000.

(12) Mr. Austin resigned in August 2000

(13) Excludes shares held and shares subject to options exercisable within 60 days of July 31, 2000 by Anthony Haddrell who resigned from the Company prior to July 31, 2000.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth compensation earned in the last three fiscal years by (i) the Company's Chief Executive Officer, (ii) the four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of the fiscal year ended June 30, 2000 and (iii) Anthony Haddrell who would have qualified as an executive officer pursuant to (i) and (ii) but for the fact that he was not serving as an executive officer at the end of the fiscal year ended June 30, 2000.

                                                                          Long-Term
                                                                         Compensation
                                                                            Awards
                                                                        --------------
                                         Annual Compensation
                               ----------------------------------------   Securities
   Name and Principal                                  Other Annual       Underlying        All Other
        Position          Year Salary ($) Bonus ($) Compensation ($)(1) Options (#)(*) Compensation ($)(2)
   ------------------     ---- ---------- --------- ------------------- -------------- -------------------
Current Executive
 Officers
Thomas W. Steipp........  2000  309,186    347,418        112,000(10)      150,000             500
 Chief Executive Officer  1999  257,407    208,848        170,926(3)           --              500
                          1998   72,115        --         106,000(4)       250,000             500
Maurice Austin(7).......  2000  177,884    136,394            --           300,000             500
 Chief Financial Officer  1999      --         --             --               --              --
 and
 Secretary                1998      --         --             --               --              --
Frederick B. Stroupe....  2000  110,000        --         173,763(5)        75,000             500
 Executive Vice           1999  109,998        500        168,594(5)        20,000             500
 President and
 General Manager of Sync  1998  109,038        --         128,763(5)        10,000             500
 and Timing Solutions
 Division
Murli M. Thirumale......  2000  149,279    275,515            --           270,000             500
 Executive Vice           1999      --         --             --               --              --
 President and
 General Manager of       1998      --         --             --               --              --
 AccessMax Division
Dale A. Pelletier.......  2000  194,065    113,794            --            30,000             500
 Senior Vice President,   1999  184,408     33,381            --            15,000             500
 Operations               1998  175,846        --             --            10,000             500
Former Executive Officer
Anthony Haddrell (9)....  2000  127,374     76,917        165,986(8)        45,000             --
 Senior Vice President,   1999  170,881     32,946         30,122(6)        45,000             --
 Engineering              1998  105,930     36,557         12,738(6)         3,000             --

--------
  * Number of shares reflects a three-for-two forward stock dividend effected as of August 18, 2000.

 (1) Excludes certain perquisites and other personal benefits, securities or property which, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

 (2) Represents Company matching 401(k) Plan contributions.

 (3) Represents note forgiven, interest forgiven and other compensation, $100,000, $18,000 and $52,926, respectively.

 (4) Represents note and interest forgiven, $100,000 and $6,000, respectively.

 (5) Represents primarily commissions.

 (6) Represents certain perquisites and other personal benefits.

 (7) Mr. Austin resigned as an executive officer during fiscal year 2001.

 (8) Represents primarily leased housing, furniture and automobile.

 (9) Mr. Haddrell resigned as an executive officer during fiscal year 2000.

(10) Represents debt forgiven and interest forgiven, $100,000 and $12,000, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth, as to the Named Executive Officers and certain information relating to stock options granted during fiscal year 2000. The number of shares reflects a three-for-two forward stock divided effected as of August 18, 2000.

                                       Individual Grants
                          --------------------------------------------
                                                                           Potential
                                                                       Realizable Value
                                                                       at Assumed Annual
                          Number of  % of Total                         Rates of Stock
                          Securities  Options                                Price
                          Underlying Granted to                        Appreciation for
                           Options   Employees  Exercise or             Option Term(3)
                           Granted   in Fiscal  Base Price  Expiration -----------------
          Name               (#)      Year(1)    ($/SH)(2)     Date    5% ($)   10% ($)
          ----            ---------- ---------- ----------- ---------- ------- ---------
Current Executive
 Officers
Thomas W. Steipp........   150,000      7.75      5.8333      8/27/09  550,283 1,394,525
Maurice Austin (4)......   300,000     15.51      5.0000     10/14/09  943,342 2,390,614
Dale A. Pelletier.......    30,000      1.55      5.8333      8/27/09  110,057   278,905
Frederick B. Stroupe....    75,000      3.88      5.8333      8/27/09  275,141   697,262
Murli M. Thirumale......   270,000     13.96      5.0833      8/10/09  863,158 2,187,412

Former Executive Officer
Anthony Haddrell (5)....    45,000      2.33      5.8333      8/27/09  165,085   418,357

--------
(1) The total number of shares subject to options granted to employees of the Company in fiscal 2000 was 1,934,265.

(2) The exercise price per share is equal to the closing price of the Company's Common Stock on the date of grant.

(3) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 2000, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(4) Mr. Austin resigned in August 2000.

(5) Mr. Haddrell resigned in April 2000. All grants to Mr. Haddrell were cancelled 90 days after resignation date, in July 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
OPTION VALUES

   The following table provides information with respect to option exercises in fiscal 2000 by the Named Executive Officers and the value of such officers' unexercised options at the close of business on June 30, 2000. The table reflects a three-for-two forward stock dividend effected as of August 18, 2000.

                                              Number of Securities
                           Shares            Underlying Unexercised     Value of Unexercised
                          Acquired                 Options at          In-the-Money Options at
                             on     Value      Fiscal Year End (#)     Fiscal Year End ($)(1)
                          Exercise Realized ------------------------- -------------------------
          Name              (#)      ($)    Exercisable Unexercisable Exercisable Unexercisable
          ----            -------- -------- ----------- ------------- ----------- -------------
Current Executive
 Officers
Thomas W. Steipp........      --       --     187,502      337,499     2,265,643    3,915,607
Maurice Austin..........      --       --         --       300,000           --     3,549,990
Dale A. Pelletier.......   28,392  165,017     66,394       47,346       836,730      551,940
Frederick B. Stroupe....      --       --      71,753       96,251       905,288    1,097,381
Murli M. Thirumale......      --       --         --       270,000           --     3,172,500

Former Executive Officer
Anthony Haddrell........   44,099  233,205        --           --            --           --

--------
(1) Market value of the underlying securities is based on the closing price of $16.83333 of the Company's Common Stock on June 30, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Stock Option and Compensation Committee of the Company's Board of Directors (the "Compensation Committee") is currently composed of non-employee directors Robert M. Neumeister and Krish A. Prabhu. No interlocking relationship exists between the Company's Board of Directors or the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                              CERTAIN TRANSACTIONS

   Relocation Loans to and Agreement with Thomas W. Steipp. In March 1998, in connection with his acceptance of employment with the Company and the related relocation of his personal residence, Mr. Steipp borrowed $400,000 from the Company pursuant to a Promissory Note Secured by Deed of Trust bearing interest at the rate of 6% per year (the "Interest Bearing Note") and $500,000 pursuant to a separate Promissory Note Secured by Deed of Trust that is interest free (the "Interest Free Note"). Both the Interest Bearing Note and the Interest Free Note become fully due and payable upon the earliest to occur of: (i) five days after Mr. Steipp's voluntary resignation or termination for good cause;
(ii) 360 days after Mr. Steipp's termination by the Company without good cause;
(iii) on the date of transfer of Mr. Steipp's principal residence, under certain circumstances; or (iv) on March 25, 2008. The Interest Free Note is secured by a first deed of trust on Mr. Steipp's principal residence, and the Interest Bearing Note is secured by a second deed of trust on Mr. Steipp's principal residence.

   The principal and interest on the Interest Bearing Loan is forgivable in four equal installments on each of June 25, 1998, 1999, 2000 and 2001, if Mr. Steipp remains employed by the Company at such times. The Interest Free Note does not provide for such forgiveness. In addition to the foregoing, Mr. Steipp's offer letter provides that, in the event of Mr. Steipp's termination by the Company without cause, the Company will continue to pay Mr. Steipp's salary until the earlier of (i) twelve months after such termination or (ii) such time as Mr. Steipp accepts alternative employment.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee is currently comprised of three independent, non-employee directors who have no interlocking relationships, as defined by the Securities and Exchange Commission. As part of its duties, the Compensation Committee reviews compensation levels of the executive officers and evaluates their performance. The Compensation Committee also administers the Company's stock option plans. In connection with such duties, the Compensation Committee determines base salary levels and short-term incentive bonus programs for the Company's executive officers at or about the start of the fiscal year, and determines actual bonuses after the end of such fiscal year based upon the achievement of Company or subsidiary profit levels. The Compensation Committee also determines stock option awards to executives throughout the year.

   The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving both short and long-term strategic Company goals, to link executive and shareholder interest through equity-based plans, and to provide a compensation package that recognizes individual contributions and Company performance. A substantial portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon the achievement of Company or subsidiary profit levels.

   The three key components of the Company's executive compensation program in fiscal 2000 were base salary, short-term incentives, represented by the Company's annual bonus program, and long-term incentives, represented by the Company's stock programs. The Company also provides benefits to its executives to provide for health, welfare and security needs, as well as for executive efficiency. The Company's policies with respect to the three principal elements of its executive compensation program, as well as the basis for the compensation awarded to Thomas W. Steipp, the Company's present Chief Executive Officer is discussed below.

BASE SALARY

   Base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions for high technology companies. The Compensation Committee considers not only the achievement of corporate and business unit financial and strategic goals, but also individual performance, including managerial effectiveness, teamwork and customer satisfaction. Base salaries of executive officers in fiscal 2000 were set at levels comparable to levels at other companies in the technology sector to help the Company attract and retain highly talented individuals in an increasingly competitive market, and in a period in which the Company has experienced substantial fluctuations in its stock price.

ANNUAL BONUS PROGRAM

   At the beginning of the 2000 fiscal year, the Compensation Committee determined maximum annual incentive bonus payments based on profit targets compared to fiscal 1999. Following the end of the 2000 fiscal year, the Compensation Committee determined the amount of the annual incentive payments for each executive officer based on its evaluation of the achievement of the profit target set for the Company. The Compensation Committee's philosophy is to set high profit targets, and to make each executive officer's maximum incentive bonus payout target high in relation to such executive officer's salary and in comparison with other high technology companies, in order to obtain significant linkage between overall executive compensation and the achievement of the applicable profit target.

EQUITY-BASED COMPENSATION

   Under the Company's Employee Stock Plan, stock options may be granted to executive officers and other key employees of the Company. The size of stock option awards is based primarily on an individual's performance and the individual's responsibilities and position with the Company, as well as on the individual's present outstanding vested and unvested options. Options are designed to align the interests of executive officers with those of shareholders. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and current grants generally vest over three years, subject to the Compensation Committee's discretion to vary the vesting schedule. This approach is designed to encourage the creation of shareholder value over the long term since no benefit is realized from the stock option grant unless the price of the Common Stock rises over a number of years.

   In addition to the Employee Stock Plan, all eligible employees of the Company, including executive officers, may participate in a payroll deduction Employee Stock Purchase Plan pursuant to which Common Stock of the Company may be purchased at the end of each six-month offering period, at a purchase price equal to 85% of its fair market value at the beginning or ending of such offering period, whichever is lower.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

   The Compensation Committee meets without the Chief Executive Officer present to evaluate his performance. The Chief Executive Officer's base salary and annual incentive bonus were determined based on a number of factors, including comparative salaries of chief executive officers of similar performance high technology companies, and the Company's performance in fiscal 2000, as well as targets for fiscal 2000. Mr. Steipp's base salary for fiscal 2000 was set at levels competitive with industry standards because of the Compensation Committee's philosophy set forth above in "Base Salary." Mr. Steipp received an incentive bonus of $347,418 for fiscal 2000. Mr. Steipp received 150,000 options to purchase Common Stock during fiscal year 2000.

                                          Stock Option and Compensation
                                           Committee
                                             Robert M. Neumeister
                                             Krish A. Prabhu

                         COMPARATIVE STOCK PERFORMANCE

   The graph below compares the cumulative total shareholders' return on the Company's Common Stock for the last five fiscal years with the total return on the S&P 500 Index and the S&P Technology Sector over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the S&P High Technology--Composite Index, and reinvestment of all dividends).

                               PERFORMANCE GRAPH
                               SYMMETRICOM, INC.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                   AMONG SYMMETRICOM, INC., THE S&P 500 INDEX
                          AND THE S&P TECHNOLOGY INDEX

                        [PERFORMANCE GRAPH APPEARS HERE]

                SYMMETRICOM     S & P 500       S & P TECHNOLOGY
6/95                100           100               100               116
6/96                 62           126               119               291
6/97                 66           170               181               580
6/98                 28           221               243
6/99                 37           271               402
6/00                116           291               580

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ WILLIAM SLATER

                                          William Slater
                                          Secretary

Dated: September 26, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               SYMMETRICOM, INC.

                      2000 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of Symmetricom, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 25, 2000, and hereby appoints Thomas W. Steipp and William Slater, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Shareholders of Symmetricom, Inc. to be held on October 23, 2000, at 10:00 a.m., at the offices of the Company, at 2300 Orchard Parkway, San Jose, California 95131-1017, and at any adjournments thereof, and to vote all shares of Common Stock, which the undersigned would be entitled to vote if then and there personally present on the matters set forth below:

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED HEREIN, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.

      (Continued, and to be marked, dated and signed, on the other side)



                                                                                                        Please mark    ---
                                                                                                         your votes   | X |
                                                                                                      as indicated in  ---
                                                                                                        this example


                            FOR all nominees         WITHHOLD Authority
                             listed  below        to vote for all nominees
                          (except as indicated).        listed.                                      FOR    AGAINST  ABSTAIN
1. Election of Directors       -----                    -----        2. Proposal to approve the        ---      ---      ---
                              |     |                  |     |          amendment to Company's        |   |    |   |    |   |
                               -----                    -----           Bylaws to increase the size    ---      ---      ---
If you wish to withhold authority to vote                               of the Board of Directors to
for any individual nominee, strike a line through                       a minimum of five and a
that nominee's name in the list below:                                  a maximum of eight members.

Richard W. Oliver                                                    3. Proposal to approve the         ---      ---      ---
Thomas W. Steipp                                                        amendment to Company's         |   |    |   |    |   |
Robert M. Neumeister                                                    Articles of Incorporation to    ---      ---      ---
Krish A. Prabhu                                                         increase the number of autho-
Richard N. Snyder                                                       rized shares from 32,000,000
Robert T. Clarkson                                                      to 150,000,000.

                                                                     4. Proposal to approve the amend-   ---      ---      ---
                                                                        ment to Company's 1999 Employee |   |    |   |    |   |
                                                                        Stock Option Plan to increase    ---      ---      ---
                                                                        the number of shares reserved
                                                                        for issuance from 900,000 to
                                                                        2,900,000.

                                                                     5. Proposal to approve the amend-    ---      ---      ---
                                                                        ment to Section 4(a)(iii) of     |   |    |   |    |   |
                                                                        the Company's 1999 Director       ---      ---      ---
                                                                        Stock Option Plan.

                                                                     6. Proposal to ratify the appoint-    ---      ---      ---
                                                    ----------          ment of Deloitte & Touche LLP     |   |    |   |    |   |
                                                              |         as the independent auditors of     ---      ---      ---
                                                              |         the Company for the 2001 fiscal
                                                              |         year.

                                                                   And upon such other matters that
                                                                   may properly come before the meeting
                                                                   and any adjourment(s) thereof.



Signature _______________________________ Signature _____________________________ Dated: ______________ 2000
(This Proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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